UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 12, 2015, OXiGENE, Inc. (“OXiGENE”) filed a Current Report on Form 8-K (the “Original Report”) to report that effective May 12, 2015, Dr. William Schwieterman, a member of the Board of Directors (the “Board”), was appointed as OXiGENE’s President and Chief Executive Officer and that Dr. David Chaplin, OXiGENE’s previous President and Chief Executive Officer, would continue to serve on the Board and became OXiGENE’s Chief Scientific Officer. The Original Report is hereby amended by this Amendment No. 1 to the Current Report on Form 8-K to disclose certain information regarding Dr. Schwieterman’s Board committee appointments.

ITEM 8.01	Other Events.

In connection with Dr. Schwieterman’s appointment as OXiGENE’s President and Chief Executive Officer on May 12, 2015, (1) Dr. Schwieterman resigned as the Chairman of the Nominating and Governance Committee of the Board, effective May 12, 2015, and was replaced by Mr. Frederick Driscoll, the Chairman of the Board, and (2) Dr. Schwieterman will not replace Dr. Gerald McMahon as a member of the Compensation Committee of the Board on the date of OXiGENE’s 2015 annual meeting of stockholders, as was previously disclosed in OXiGENE’s Definitive Proxy Statement on Schedule 14A (filed with the Securities and Exchange Commission on April 17, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: May 15, 2015	/s/ William D. Schwieterman, M.D.
	By:	William D. Schwieterman, M.D.
President and Chief Executive Officer